UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 13, 2019

QCR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Moline, Illinois 61265

(Address of Principal Executive Offices) (Zip Code)

(309) 743-7745
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2019, QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), Rockford Bank & Trust Company, a state bank organized under the laws of the State of Illinois (“RB&T”) and a wholly owned subsidiary of QCR Holdings, and Illinois Bank & Trust, a state bank organized under the laws of the state of Illinois (“IB&T”) and a wholly owned subsidiary of Heartland Financial USA, Inc. (“Heartland”), entered into a Purchase and Assumption Agreement (the “Agreement”). Pursuant to the terms of the Agreement, IB&T will acquire substantially all of the assets and assume substantially all of the deposits and certain other liabilities of RB&T (the “Transaction”).

Under the terms of the Agreement, IB&T will acquire substantially all of RB&T’s assets for a cash payment and assume substantially all of RB&T’s deposits and other liabilities. The cash amount to be paid for the assets will be determined substantially by the following formula: (i) the “Purchase Price Premium,” plus (ii) the aggregate net book value of the acquired assets, minus (iii) the aggregate net book value of the assumed liabilities. The Purchase Price Premium is equal to: (a) 8% of RB&T’s tangible assets, multiplied by (b) 0.345. Based on RB&T’s balance sheet as of June 30, 2019, the Purchase Price Premium would be $13.4 million and the total payment by IB&T to RB&T would be $59.2 million. The actual Purchase Price Premium and the payment made by IB&T to RB&T will be determined based on the aggregate net book value of the acquired assets and liabilities assumed by IB&T on the closing date.

The Agreement contains customary representations and warranties of both parties and customary conditions to the parties’ obligations to close the Transaction, as well as agreements to cooperate in the process of consummating the Transaction. The Agreement also contains provisions limiting the activities of RB&T, which are outside the ordinary and usual course of business, including restrictions on employee compensation and certain dispositions of assets, pending the completion of the Transaction. Pursuant to the Agreement, QCR Holdings entered into certain ancillary agreements in connection with the Transaction, including (i) a transition and services agreement whereby RB&T and QCR Holdings have agreed to administer and service certain assets and liabilities that will be transferred to IB&T pursuant to the Agreement until such time as such transferred assets and transferred liabilities can be converted to IB&T’s data processing or similar systems, and (ii) a guarantee agreement pursuant to which QCR Holdings has agreed to guarantee the representations, warranties, covenants and other obligations of RB&T under the terms of both the Agreement and the transition and services agreement.

The Agreement also provides that the representations and warranties of the parties will survive for a period of 18 months following the effective time of the transaction. Each party has agreed to indemnify the other against losses arising from or relating to: (i) any breach by the indemnifying party of its covenants or agreement under the Agreement; (ii) a breach by the indemnifying party of its representations and warranties under the Agreement; and (iii) the indemnifying party’s representations, warranties, covenants or agreement contained in the transition and services agreement. Further, RB&T has agreed to indemnify IB&T in connection with RB&T’s operations of the branch banking operations prior to the effective time of the Transaction and in connection with the excluded liabilities. IB&T has agreed to indemnify RB&T in connection with its operations of the branch banking operations following the effective time of the Transaction and in connection with the transferred liabilities. These indemnification obligations are the sole and exclusive remedy of each party with respect to the Agreement, except for claims based on common law fraud.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, and were and are solely for the benefit of the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive beyond a specified period following the consummation of the Transaction, and (ii) were made only as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding IB&T, Heartland, QCR Holdings or RB&T, their respective affiliates or their respective businesses.

Item 7.01.     Regulation FD Disclosure

A copy of the joint press release, dated August 13, 2019, issued by QCR Holdings and Heartland announcing the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Additionally, QCR Holdings prepared a transaction overview, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Special Note Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of QCR Holdings and Heartland. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of QCR Holdings’ and Heartland’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and neither QCR Holdings nor Heartland undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of QCR Holdings and Heartland to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed Transaction will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of RB&T with those of IB&T will be materially delayed or will be more costly or difficult than expected; (iii) the failure to satisfy conditions to completion of the proposed Transaction, including receipt of required regulatory and other approvals; (iv) the failure of the proposed Transaction to close for any other reason; (v) the effect of the announcement of the Transaction on customer relationships and operating results; (vi) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (vii) the strength of the local, state, national and international economies (including the impact of tariffs, a US withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations); (viii) changes in state and federal laws, regulations and governmental policies concerning QCR Holdings’ and Heartland’s general business; (ix) changes in interest rates and prepayment rates of QCR Holdings’ and Heartland’s assets; (x) increased competition in the financial services sector and the inability to attract new customers; (xi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xii) the loss of key executives or employees; (xiii) changes in consumer spending; (xiv) unexpected results of acquisitions; (xv) unexpected outcomes of existing or new litigation involving QCR Holdings or Heartland; (xvi) the economic impact of any future terrorist threats or attacks; (xvii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xviii) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning QCR Holdings and Heartland’s businesses, including additional factors that could materially affect QCR Holdings’ and Heartland’s financial results, are included in QCR Holdings’ and Heartland’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1

Purchase and Assumption Agreement, by and among Illinois Bank & Trust, Rockford Bank and Trust Company and QCR Holdings, Inc. (solely for the purposes of the sections identified therein), dated August 13, 2019

99.1	Joint Press Release, dated August 13, 2019
99.2	Investor Presentation, dated August 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: August 13, 2019	By:	/s/ Todd A. Gipple
Todd A. Gipple
President, Chief Operating Officer and Chief Financial Officer